Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

2U, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	—	—	—	—	—	—

	Equity	Preferred Stock, par value $0.001 per share	—	—	—	—	—	—

	Debt	Debt Securities	—	—	—	—	—	—

	Other	Warrants	—	—	—	—	—	—

	Other	Units	—	—	—	—	—	—

	Unallocated (universal) shelf	—	Rule 457(o)	(1)	(2)	$100,000,000.00	0.00014760	$14,760.00

	Total Offering Amounts					$100,000,000.00		$14,760.00

	Total Fees Previously Paid							—

	Total Fee Offsets							$14,760.00(3)

	Net Fee Due							$0.00

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Sources

Rule 457(p)

Fee Offset Claims	2U, Inc.	POSASR	333-259928	March 6, 2024		$14,760.00	Unallocated (Universal) Shelf	(3)	(3)	$100,000,000.00

Fee Offset Sources	2U, Inc.	POSASR	333-259928		March 6, 2024						$14,760.00(3)

(3)

On March 6, the Company filed Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (File No. 333-259928), which automatically went effective on such date, that identified and registered an aggregate principal amount of $100,000,000 of an indeterminate amount of securities to be offered by the Company from time to time for which a filing fee of $14,760 was due, which paid was paid through a fee offset a contemporaneous fee payment of $14,760. No securities were offered and sold under this prior Registration Statement. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is allocating the $14,760 of the unused filing fees to offset the filing fee payable in connection with this filing.